United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

8503 Hilltop Drive, Ooltewah, Tennessee

37363

(Address of Principal Executive Offices)

(Zip Code)

(423) 238-4171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 15, 2017, Miller Industries, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing its financial results for the quarter and year ended December 31, 2016. A copy of the Earnings Release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2017, the Board of Directors of the Company (the “Board”) approved Amendment No. 1 (the “Amendment”) to the Company’s 2013 Non-Employee Director Stock Plan (the “Plan”). The Amendment amends the formula for determining the number of shares granted annually to eligible non-employee directors under the Plan. The new formula determines the number of shares of common stock awarded by dividing $50,000 by the closing price of a share of the Company’s common stock on the last preceding date on which sales of the Company’s common stock were reported. The Plan otherwise remains unchanged, and the total number of shares of the Company’s common stock that may be issued under the Plan remains 100,000 shares. The description of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment No. 1, dated March 14, 2017, to Miller Industries, Inc. 2013 Non-Employee Director Stock Plan

99.1	Press Release of Miller Industries, Inc. dated March 15, 2017 announcing its financial results for the quarter and year ended December 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miller Industries, Inc.
(Registrant)

By:	/s/ Deborah Whitmire
Deborah Whitmire
Executive Vice President and Chief Financial Officer

Dated: March 15, 2017